FOR IMMEDIATE RELEASE

CONTACT:
Jon S. Bennett
Vice President and
Chief Financial Officer
MAJESTIC STAR CASINO
(702) 388-2224

THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

April 21, 2006, Las Vegas, NV - The Majestic Star Casino, LLC released financial results for the three- and twelve-month periods ended December 31, 2005. The Majestic Star Casino, LLC and its subsidiaries (collectively, the “Company” or “Majestic”) operate two adjacent dockside gaming facilities located in Gary, Indiana (“Majestic Star” and “Majestic Star II”) and two Fitzgeralds brand casinos located in Tunica, Mississippi (“Fitzgeralds Tunica”) and Black Hawk, Colorado (“Fitzgeralds Black Hawk”).

On December 21, 2005, the Company completed the acquisition of the stock of Trump Indiana, Inc. (“Trump Indiana”), a casino vessel and hotel at Buffington Harbor in Gary, Indiana. The Company has subsequently re-branded the Trump Indiana casino vessel as “Majestic Star II.” Trump Indiana was a joint venture partner in the Buffington Harbor gaming complex (“BHR”) and a parking garage (“BHPA”) located next to BHR. As part of the acquisition of Trump Indiana, the Company also acquired Trump Indiana’s joint venture interests in BHR and BHPA. As such, the financial results reported herein include the income and expenses of Majestic Star II and the acquired portion of income and expenses of BHR and BHPA for the last 11 days of 2005.

Pursuant to SEC Staff Accounting Bulletin Topic 5(J), the Company’s financial results, as contained in this earnings release, includes the pushdown of $63.5 million, net of original issue discount, of senior discount notes (“Discount Notes”) issued by the Company’s parent, Majestic Holdco, LLC (“Majestic Holdco”). On December 21, 2005, Majestic Holdco issued the Discount Notes in conjunction with the acquisition of Trump Indiana and certain redemption and re-financing transactions as discussed below. The Discount Notes are solely the obligation of Majestic Holdco and Majestic Holdco, Inc. (the co-issuer with Majestic Holdco) and are unsecured. Neither the Company nor any of its direct or indirect subsidiaries guarantees the Discount Notes nor are the equity or assets of the Company or its direct or indirect subsidiaries security for the Discount Notes. Further, the indentures governing the Company’s 9 ½% senior secured notes and the 9 ¾% senior notes and the loan and security agreement which governs the Company’s $80.0 million senior secured credit facility preclude distributions by the Company to Majestic Holdco unless certain financial tests are met. In addition to the pushdown of the Discount Notes, the Company is also reflecting $2.8 million of Discount Notes issuance costs, net of amortization, in the schedule of segment assets contained in this earnings release and amortization of issuance costs of $20,000 and interest expense of $0.2 million on its consolidated statement of operations.

Consolidated Results: Three-Month Period Ended December 31, 2005

The Company’s net revenues for the three-month period ended December 31, 2005 were $67.3 million, an increase of $5.7 million or 9.3% from the same period in 2004. Contributing to the increase in net revenues was an increase in casino revenues, the primary revenue source for the Company, by $7.0 million or 10.8% to $72.1 million. Majestic Star II contributed net revenues and casino revenues of $4.6 million and $4.7 million, respectively. Promotional allowances increased $1.6 million, or 16.1%, during the quarter. Majestic Star II contributed $0.3 million of the increase. The Company spent more in promotional allowances in order to increase customer visits and revenues and to remain competitive in its markets. Promotional allowances are deducted from consolidated gross revenue to determine net revenues.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

The Company reported a net loss of $4.6 million compared to net income of $0.6 million for the same period in 2004. Contributing to our net loss is a loss on note redemption and refinancing of debt of $3.7 million, additional interest expense of $1.1 million, and $0.6 million of depreciation and amortization at Fitzgeralds Black Hawk. The loss on note redemption and refinancing of debt relates to the defeasance of $16.3 million of notes issued at Majestic Investor Holdings and the refinancing of debt associated with BHPA. The additional interest expense is associated with debt incurred to acquire Trump Indiana, and the redemption and refinancing transactions. During the fourth quarter of 2004, Fitzgeralds Black Hawk’s assets were held for sale and accordingly, no depreciation and amortization was recognized (see discussion below). In addition, Majestic Star II, BHR and BHPA contributed $4.1 million of operating expenses during the last 11 days of 2005.

For the three-month period ended December 31, 2005, adjusted EBITDA was $13.7 million, compared to $12.6 million in the same period last year, an increase of $1.1 million or 8.7%. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation, amortization, and other non-operating expenses, which is primarily non-usage fees on the credit facility), adjusted for loss on investment in BHR (which is depreciation expense) and certain non-recurring charges as identified in the table at the end of this press release, which reconciles net income (loss) to EBITDA and adjusted EBITDA. See the detailed explanation below as to the usefulness and limitations of using EBITDA and adjusted EBITDA as financial measures and a reconciliation of net income to EBITDA and adjusted EBITDA.

Mr. Don H. Barden, the Company’s Chairman and Chief Executive Officer commented, “The Company finished 2005 with solid financial performance. Adjusted EBITDA at Majestic Star was up 10.0% from the fourth quarter last year. I am also pleased that we were able to complete the acquisition of Trump Indiana. The strategic acquisition of Trump Indiana, now branded Majestic Star II, was something that we had been seeking for sometime. With Majestic Star II, we will now be able to unlock the full value of the Majestic Star and Majestic Star II gaming assets and the over 300 acres of property we have at BHR. With the contribution of Majestic Star II, our casino operations at Buffington Harbor had fourth quarter adjusted EBITDA of $8.8 million, compared to $7.2 million in the same quarter last year.”

Consolidated Results: Year Ended December 31, 2005

The Company’s net revenues were $262.0 million for the year ended December 31, 2005, compared to $260.5 million last year, an increase of $1.5 million, or 0.6%. Casino revenues increased by $6.1 million or 2.2% to $280.9 million during the year ended December 31, 2005 as compared to the same period in 2004. However, higher promotional allowances, which were incurred to increase customer visits and revenues and to remain competitive in our markets, offset much of the increase in our casino revenues. As mentioned above, Majestic Star II contributed net revenues and casino revenues of $4.6 million and $4.7 million, respectively, during the final 11 days of 2005.

The Company reported a net loss of $5.3 million during the year ended December 31, 2005 compared to net income of $5.0 million for the same period last year. Contributing to the Company’s net loss was additional depreciation and amortization of $4.6 million, most of which relates to the Fitzgeralds Black Hawk assets being held for sale during the second half of 2004 with no resulting depreciation and amortization being recognized (see discussion below), increased depreciation from capital expenditures, and the addition of the Majestic Star II assets. As mentioned previously, the Company is recognizing a loss on note redemption and refinancing of debt of $3.7 million, and a $1.9 million increase in interest expense resulting from generally higher interest rates associated with the Company’s $80.0 million credit facility, and $240.0 million of increased debt due to the acquisition of Trump Indiana, and the various redemption and refinancing activities. During 2005, the Company also incurred $1.1 million in preparation costs for Sarbanes-Oxley 404 compliance and took a $2.3 million charge related to the termination of the sale of Fitzgeralds Black Hawk. Included in net income in the 2004 period is a $1.9 million charge related to retroactive 2002 and 2003 real property taxes at Majestic Star.

Adjusted EBITDA was $56.0 million for the year ended December 31, 2005 as compared to $56.1 million for the year ended December 31, 2004. On a pro forma basis, incorporating the acquisition of Trump Indiana, the redemption and defeasance of Majestic Investor Holdings, LLC’s notes, refinancing the debt of BHPA and refinancing certain other debt obligations, and the contribution of AMB Parking, LLC’s interest in BHPA to the Company, as if all the transactions were completed in January 1, 2005, pro forma adjusted EBITDA was $92.6 million. At the end of this earnings release is a table reconciling pro forma net income to pro forma adjusted EBITDA.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

“Our adjusted EBITDA at the Majestic Properties was $30.6 million. This compares to $28.6 million in the prior year when we only operated Majestic Star. At Fitzgeralds Tunica adjusted EBITDA was relatively flat over last year at $20.3 million for both years and at Fitzgeralds Black Hawk adjusted EBITDA was down $0.4 million from the prior year to $10.5 million,” stated Mr. Barden. “Our financial performance has proven resilient given the events of the past twelve months, including hurricanes in the southeast, road closure to the main highway leading into Black Hawk, enhanced marketing and promotional efforts by competitors in all our markets, higher fuel prices nationally, and major construction work that caused significant back-ups and delays on main roadways to our Majestic Star property.”

Total debt outstanding at December 31, 2005 was $548.6 million compared to $316.9 million at December 31, 2004. The Company issued $40.0 million of additional 9 ½% senior secured notes and $200.0 million of 9 ¾% senior notes on December 21, 2005. These notes were issued in conjunction with the acquisition of Trump Indiana, and the redemption and refinancing transactions discussed previously. The Company had $47.2 million outstanding on its $80.0 million credit facility at December 31, 2005.

During 2005, the Company also purchased $11.8 million of property, plant and equipment. The most significant purchases were for slot machines with ticket in ticket out technology (“TITO”) at all of our properties. In addition, at Fitzgeralds Black Hawk, we installed a new slot player tracking and marketing system, incurred costs in re-routing a storm sewer pipe below grade, and purchased property that is available for future development. In 2006, we anticipate spending $27.5 million for re-branding the Trump Indiana facilities to Majestic Star II, integrating our systems with Majestic Star II, purchasing TITO equipped slot machines at Fitzgeralds Tunica and Fitzgeralds Black Hawk so that these properties will be 100% TITO by year end, performing various remodeling projects at our properties and maintenance capital expenditures. In addition, we anticipate breaking ground on our $25.0 million casino expansion project at Fitzgeralds Black Hawk during the third quarter of 2006.

Majestic Star/Majestic Star II/BHR/BHPA (“Majestic Properties”)

Net revenues for the Majestic Properties were $38.6 million for the three-month period ended December 31, 2005, an increase of $5.3 million, or 16.0%, over the same three-month period in 2004. Net revenues increased due to the addition of Majestic Star II, which contributed $4.6 million to net revenues in the final 11 days of 2005. Casino revenues were $41.4 million during the three-month period ended December 31, 2005, compared to $35.5 million during the same three-month period in 2004. Majestic Star II contributed $4.7 million of the increase in casino revenues.

Adjusted EBITDA was $8.8 million for the three-month period ended December 31, 2005, compared to $7.2 million in the same period last year. Majestic Star II, BHR and BHPA contributed $0.9 million to adjusted EBITDA. Adjusted EBITDA margin (defined as adjusted EBITDA divided by net revenues) increased to 22.7% in the fourth quarter of 2005 from 21.5% in the fourth quarter of 2004.

Net revenues were $143.6 million for the year ended December 31, 2005, an increase of $2.6 million or 1.8% over the same period in the prior year. As mentioned previously, net revenues increased due to the addition of Majestic Star II, which contributed $4.6 million to net revenues in the final 11 days of 2005. Casino revenues were $155.2 million in the year ended December 31, 2005, compared to $149.6 million in 2004. Again, Majestic Star II contributed $4.7 million of the increase in casino revenues.

Adjusted EBITDA was $30.6 million for the year ended December 31, 2005, compared to $28.6 million for the year ended December 31, 2004. Majestic Star II, BHR and BHPA contributed $0.9 million to adjusted EBITDA. The adjusted EBITDA margin for the year ended December 31, 2005 was 21.3%, compared to 20.3% in the prior year.

Fitzgeralds Tunica

Net revenues increased by $0.7 million, or 3.4%, to $20.1 million for the three-month period ended December 31, 2005. Casino revenues were $21.4 million for the three-month period ended December 31, 2005, an increase of $1.3 million or 6.4% over the same quarter last year. EBITDA increased to $4.2 million during the three-months ended December 31, 2005 from $4.1 million in last year’s quarter. The property’s EBITDA margin declined to 21.0% in the fourth quarter 2005 from 21.3% in the fourth quarter of 2004.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

Net revenues were $82.9 million for the year ended December 31, 2005, a decrease of $0.3 million or 0.3% over the same period in the prior year. Casino revenues were $87.6 million for the year ended December 31, 2005, an increase of $1.0 million or 1.2% from the same 2004 period. EBITDA was $20.3 million for both the twelve-month period ended December 31, 2005 and December 31, 2004. The property’s year-to-date EBITDA margin was 24.5%, compared with 24.4% for the year ended December 31, 2004.

Fitzgeralds Black Hawk

In the three-month period ended December 31, 2005, net revenues of $8.6 million and casino revenues of $9.3 million were down slightly compared to net revenues of $8.9 million and casino revenues of $9.4 million for the same period in 2004. EBITDA at Fitzgeralds Black Hawk was $1.9 million for the three-month period ended December 31, 2005 and $2.2 million for the same period in 2004. EBITDA margins were 22.2% in the fourth quarter of 2005, compared to 24.9% in the same quarter last year.

Net revenues were $35.4 million for the twelve-month period ended December 31, 2005 and $36.2 million for the same period in 2004. This decrease is the result of a reduction of casino revenues at Fitzgeralds Black Hawk to $38.1 million for the twelve-month period ended December 31, 2005 from $38.7 million in the same period in 2004. EBITDA was $10.5 million for the year ended December 31, 2005, a decrease from the $11.0 million recorded in the same period last year. The EBITDA margin for the year ended December 31, 2005 was 29.7% compared to 30.3% for the year ended December 31, 2004.

In April 2005, Fitzgeralds Black Hawk and Legends Gaming, LLC (“Legends”), mutually terminated the agreement in which Fitzgeralds Black Hawk was to sell substantially all of its assets to Legends for $66.0 million. Pursuant to the agreement, the Company paid Legends $2.0 million as a termination fee, reimbursed Legends for certain transaction costs and returned the $2.0 million deposit placed in escrow by Legends. The Company also recognized during the second quarter of 2005 approximately $0.3 million in charges related to the write-off of transaction costs it previously incurred. Fitzgeralds Black Hawk recognized incremental depreciation and amortization expense of $0.9 million in 2005, which is essentially the depreciation and amortization that the property would have recognized during the period July 12, 2004 through December 31, 2004, had depreciation and amortization not been suspended during that time as a result of the pending sale.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include the words, “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue. The forward-looking statements contained in this press release generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

Specific factors that might cause actual results to differ from our expectations, or may cause us to modify our plans and objectives, include, but are not limited to, our significant indebtedness; the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under our $80.0 million credit facility, our 9 ½% senior secured notes and our 9 ¾% senior notes; increased competition in existing markets or the opening of new gaming jurisdictions; failure to realize the anticipated benefits of the Majestic Star II acquisition; loss of Majestic Star II customers because of Majestic Star II’s loss of affiliation with other Trump casinos; changes or developments in laws, regulations or taxes in the casino and gaming industry, including increases in or new taxes imposed on gaming revenues and gaming devices, or admission taxes; any unanticipated liabilities resulting from the Trump Indiana acquisition; employee reductions and union related issues; increased competition in existing markets or the opening of new gaming jurisdictions; our failure to obtain, delays in obtaining or the loss of any licenses, permits or approvals, including gaming and liquor licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis; adverse determinations of issues related to disputed taxes; other adverse conditions, such as adverse economic conditions in the Company’s markets, changes in general customer confidence or spending, increased fuel and transportation costs, or travel concerns that may adversely affect the economy in general and/or the casino and gaming industry in particular; the ability to fund capital improvements and development needs from existing operations, available credit, or new financing; factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and other factors disclosed from time to time in filings we make with the Securities and Exchange Commission (“SEC”) or otherwise.

For more information on these and other factors, see the Company’s Form 10-K for the year ended December 31, 2005 and its other current and periodic reports filed with the SEC.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in our reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

The Company makes available free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

Inquiries for additional information should be directed to Jon S. Bennett, Vice President and Chief Financial Officer, at (702) 388-2224.

The Company will hold a conference call to discuss its fourth quarter earnings results at 10:00 a.m. Eastern Standard Time on April 24, 2006. The call can be accessed by calling 1-800-718-6845. Until April 30, 2006, a complete replay of the conference call can be accessed by dialing 1-800-633-8284, pass code 21290548.

Consolidated Statement of Operations, Operating Results by Entity and Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

Consolidated Statement of Operations

	For the Three Months Ended		For The Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
OPERATING REVENUES:
Casino	$72,073,073	$65,059,429	$280,918,520	$274,768,525
Rooms	2,010,047	1,853,073	7,726,464	7,673,287
Food and beverage	3,497,928	3,357,773	14,030,267	13,461,856
Other	1,148,581	1,148,284	4,965,862	4,579,061
Gross revenues	78,729,629	71,418,559	307,641,113	300,482,729
Less promotional allowances	11,409,691	9,825,135	45,669,261	39,972,022
Net operating revenues	67,319,938	61,593,424	261,971,852	260,510,707

OPERATING COSTS AND EXPENSES:
Casino	17,522,590	16,660,099	67,910,637	69,792,622
Rooms	490,076	402,860	1,763,340	1,784,333
Food and beverage	1,431,129	1,571,376	5,865,541	6,124,468
Other	279,538	309,290	1,040,514	1,656,233
Gaming taxes	15,977,780	14,094,739	61,053,037	59,179,733
Advertising and promotion	3,883,850	4,027,531	15,230,150	16,269,641
General and administrative	11,543,137	9,705,831	42,931,535	43,639,590
Corporate expense	1,191,296	893,229	7,717,108	3,399,281
Economic incentive tax - City of Gary	1,290,018	1,070,884	4,709,154	4,494,170
Depreciation and amortization	5,803,568	4,459,754	22,612,185	17,985,674
Amortization - debt pushed down
from Majestic Holdco	19,519	-	19,519	-
Loss on investment in Buffington Harbor
Riverboats, LLC	534,153	611,206	2,354,799	2,465,612
(Gain) loss on sale of assets	(8,563)	(37,422)	52,790	(31,130)
Total operating costs and expenses	59,958,091	53,769,377	233,260,309	226,760,227

Operating income	7,361,847	7,824,047	28,711,543	33,750,480

OTHER INCOME (EXPENSE):
Interest income	150,972	83,232	332,335	111,497
Interest expense	(8,207,685)	(7,270,196)	(30,362,182)	(28,641,694)
Interest expense - debt pushed down
from Majestic Holdco	(167,520)	-	(167,520)	-
Loss on bond redemption	(3,688,480)	-	(3,688,480)	-
Other non-operating expense	(11,526)	(33,253)	(127,386)	(201,757)
Total other expense	(11,924,239)	(7,220,217)	(34,013,233)	(28,731,954)

Net (loss) income	$(4,562,392)	$603,830	$(5,301,690)	$5,018,526

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

Operating Results by Entity

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004

Net revenues:
Majestic Star	$33,993	$33,277	$139,005	$141,058
Majestic Star Casino II (1)	4,606	-	4,606	-
Buffington Harbor Riverboats (1)	13	-	13	-
Buffington Harbor Parking Associates (1)	-	-	-	-
Total Majestic Properties	38,612	33,277	143,624	141,058
Fitzgeralds Tunica	20,122	19,455	82,939	83,218
Fitzgeralds Black Hawk	8,586	8,861	35,409	36,235
Total	$67,320	$61,593	$261,972	$260,511

Operating income (loss):
Majestic Star	$5,200	$4,809	$18,781	$16,465
Majestic Star Casino II (1)	1,007	-	1,007	-
Buffington Harbor Riverboats (1)	(475)	-	(475)	-
Buffington Harbor Parking Associates(1)	(43)	-	(43)	-
Total Majestic Properties	5,689	4,809	19,270	16,465
Fitzgeralds Tunica	1,758	1,783	10,253	11,471
Fitzgeralds Black Hawk	1,310	2,204	7,393	9,973
Corporate (2)(6)(7)	(1,325)	(911)	(7,916)	(3,470)
Majestic Investor Holdings	(70)	(61)	(288)	(689)
Total	$7,362	$7,824	$28,712	$33,750

Net income (loss)
Majestic Star	$(1,823)	$(1,915)	$(8,950)	$(10,360)
Majestic Star Casino II (1)	1,015	-	1,015	-
Buffington Harbor Riverboats (1)	(475)	-	(475)	-
Buffington Harbor Parking Associates (1) (4)	(2,136)	-	(2,136)	-
Total Majestic Properties	(3,419)	(1,915)	(10,546)	(10,360)
Fitzgeralds Tunica	1,773	1,788	10,296	11,483
Fitzgeralds Black Hawk	1,309	2,178	7,393	9,951
Corporate (2) (3) (6) (7)	(2,140)	(911)	(8,732)	(3,470)
Majestic Investor Holdings (5)	(2,085)	(536)	(3,713)	(2,585)
Total	$(4,562)	$604	$(5,302)	$5,019

Adjusted EBITDA
Majestic Star	$7,874	$7,156	$29,700	$28,602
Majestic Star Casino II (1)	1,259	-	1,259	-
Buffington Harbor Riverboats (1)	(333)	-	(333)	-
Buffington Harbor Parking Associates(1)	(25)	-	(25)	-
Total Majestic Properties	8,775	7,156	30,601	28,602
Fitzgeralds Tunica	4,234	4,149	20,315	20,329
Fitzgeralds Black Hawk	1,909	2,204	10,519	10,967
Corporate (6)	(1,191)	(893)	(5,460)	(3,399)
Majestic Investor Holdings	(8)	8	(20)	(411)
Total	$13,719	$12,624	$55,955	$56,088

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
	2005	2004	2005	2004

Operating margin
Majestic Star	15.3%	14.5%	13.5%	11.7%
Majestic Star Casino II (1)	21.9%	n/a	21.9%	n/a
Buffington Harbor Riverboats (1)	-3673.9%	n/a	-3673.9%	n/a
Fitzgeralds Tunica	8.7%	9.2%	12.4%	13.8%
Fitzgeralds Black Hawk	15.3%	24.9%	20.9%	27.5%

Adjusted EBITDA Margin
Majestic Star	23.2%	21.5%	21.4%	20.3%
Majestic Star Casino II (1)	27.3%	n/a	27.3%	n/a
Buffington Harbor Riverboats (1)	-2579.3%	n/a	-2579.3%	n/a
Fitzgeralds Tunica	21.0%	21.3%	24.5%	24.4%
Fitzgeralds Black Hawk	22.2%	24.9%	29.7%	30.3%

			As of December 31,
			2005	2004
(in thousands)
Segment assets:
Majestic Star (8)			$243,475	$254,702
Majestic Star Casino II			229,246	-
Buffington Harbor Riverboats			53,751	-
Buffington Harbor Parking Associates			21,592	-
Fitzgeralds Tunica			75,406	80,452
Fitzgeralds Black Hawk			31,688	31,032
Corporate (8)			289,353	-
Majestic Investor Holdings			1,896	2,158
Total			946,407	368,344
Less: Intercompany			(428,448)	(121,968)
Total			$517,959	$246,376

Expenditures for additions to long-lived assets:
Majestic Star			$3,725	$28,692
Majestic Star Casino II			427	-
Corporate			116	-
Fitzgeralds Tunica			4,860	5,800
Fitzgeralds Black Hawk			2,655	1,520
Total			$11,783	$36,012
Notes:
(1)	Represents eleven days of operations from December 21, 2005 to December 31, 2005.
(2)	Includes $20,000 of amortization expense related to the pushdown of financing costs and associated amortization from the issuance of Majestic Holdco’s Discount Notes.
(3)	Includes $0.2 million of interest expense related to the pushdown of interest expense associated with the pushdown of Majestic Holdco’s Discount Notes.
(4)	Includes the loss on refinancing of BHPA’s notes in the amount of $2.1 million. The loss is comprised of the write-off of unamortized deferred financing costs and original issue discount.
(5)
Includes the loss on redemption and defeasance of Majestic Investor Holdings, LLC’s notes. The loss of $1.6 million is comprised of the premium to call the notes, interest during the call period, and the write-off of unamortized deferred financing costs and original issue discount.

(6)	Corporate expenses reflect payroll, benefits, travel and other costs associated with our corporate staff and are not allocated to the properties.
(7)	In the year ended December 31, 2005, Corporate includes the $2.3 million charge related to the mutual termination of the sale of substantially all the assets of Fitzgeralds Black Hawk.
(8)
The assets of Majestic Star and Corporate include inter-company receivables from Majestic Star II, Fitzgeralds Tunica, BHR, BHPA, Investor Holdings and Fitzgeralds Black Hawk totaling approximately $428.4 million at December 31, 2005. At December 31, 2004, the assets of Majestic Star include intercompany receivables from Investor Holdings, Fitzgeralds Tunica and Fitzgeralds Black Hawk totaling $122.0 million. Intercompany receivables are eliminated in consolidation.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

EBITDA (and adjusted EBITDA) are presented solely as a supplemental disclosure because management believes that they are widely used measures of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management defines EBITDA as earnings before interest, taxes, depreciation and amortization, and non-operating charges. Adjusted EBITDA is defined as EBITDA, adjusted for the loss on investment in BHR, and certain non-recurring and infrequent charges. Management uses EBITDA and adjusted EBITDA measures to compare operating results among properties and between accounting periods. The use of EBITDA and adjusted EBITDA is specifically relevant in evaluating large, long lived hotel and casino projects because the measure provides a perspective on the current effects of operating decisions separate from substantial, non-operating depreciation, financing costs and other non-routine charges of such projects. Additionally, management believes that some investors and lenders consider EBITDA and adjusted EBITDA to be useful measures in determining the Company’s ability to service or incur debt and for estimating the Company’s underlying financial performance before capital costs, taxes, capital expenditures and other non-routine costs, such as the charges the Company incurred for retroactive real property taxes, termination charges incurred with the mutual termination of the sale of Fitzgeralds Black Hawk and loss incurred with the early retirement of debt. The Loan and Security Agreement (“Agreement”) governing the Company’s $80.0 million credit facility requires that the Company maintain certain minimum EBITDA levels as defined in the Agreement. Other companies may calculate EBITDA and adjusted EBITDA differently. EBITDA and adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles of the United States of America. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA and adjusted EBITDA.

In addition to the EBITDA and adjusted EBITDA supplement disclosures, management has also provided EBITDA and adjusted EBITDA supplemental information on a pro forma basis as if the acquisition of Trump Indiana, the redemption and defeasance of Majestic Investor Holdings, LLC’s notes, refinancing the debt of BHPA and the refinancing of certain other debt obligations, and the contribution of AMB Parking, LLC’s interest in BHPA to the Company, were all completed on January 1, 2005. Pro forma adjusted EBITDA is before any cost savings to be recognized by the Company as a result of the transactions previously mentioned. Pro forma adjusted EBITDA is presented solely for evaluating the Company’s leverage and is not necessarily indicative of what our actual results would have been had the acquisition and refinancing transactions actually occurred at January 1, 2005.

Reconciliations of net income (loss) to EBITDA and adjusted EBITDA, as well as a reconciliation of pro forma net loss to pro forma EBITDA and pro forma adjusted EBITDA are presented below.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004

Majestic Star
Net loss	$(1,823)	$(1,915)	$(8,950)	$(10,360)
Interest income	(122)	(79)	(258)	(93)
Interest expense	7,132	6,769	27,863	26,717
Depreciation and amortization	2,141	2,008	8,563	7,785
Non-operating expenses (1)	12	33	127	202
EBITDA	7,340	6,816	27,345	24,251
Loss on BHR (2)	534	611	2,355	2,465
Retroactive property tax charge (3)	-	(271)	-	1,886
Adjusted EBITDA	$7,874	$7,156	$29,700	$28,602

Majestic Star II (4)
Net income	$1,015	n/a	$1,015	n/a
Interest income	(8)	n/a	(8)	n/a
Interest expense	-	n/a	-	n/a
Depreciation and amortization	252	n/a	252	n/a
EBITDA/Adjusted EBITDA	$1,259	n/a	$1,259	n/a

Buffington Harbor Riverboats (4)
Net loss	$(475)	n/a	$(475)	n/a
Interest income	-	n/a	-	n/a
Interest expense	-	n/a	-	n/a
Depreciation and amortization	142	n/a	142	n/a
EBITDA/Adjusted EBITDA	$(333)	n/a	$(333)	n/a

Buffington Harbor Parking Associates (4)
Net loss	$(2,136)	n/a	$(2,136)	n/a
Interest income	-	n/a	-	n/a
Interest expense	-	n/a	-	n/a
Depreciation and amortization	18	n/a	18	n/a
EBITDA	(2,118)	n/a	(2,118)	n/a
Loss on bond redemption (10)	2,093	n/a	2,093	n/a
Adjusted EBITDA	$(25)	n/a	$(25)	n/a

Fitzgeralds Tunica
Net income	$1,773	$1,788	$10,296	$11,483
Interest income	(15)	(4)	(43)	(12)
Interest expense	-	-	-	-
Depreciation and amortization	2,476	2,365	10,062	8,858
EBITDA/Adjusted EBITDA	$4,234	$4,149	$20,315	$20,329

Fitzgeralds Black Hawk
Net income	$1,309	$2,178	$7,393	$9,951
Interest income	-	-	-	(4)
Interest expense	1	26	1	26
Depreciation and amortization	599	-	3,125	994
EBITDA/Adjusted EBITDA	$1,909	$2,204	$10,519	$10,967

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total (continued)

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004

Corporate
Net loss (5)	$(2,140)	$(911)	$(8,732)	$(3,470)
Interest income	-	-	-	-
Interest expense (6)	815	-	815	-
Depreciation and amortization (7)	134	18	200	71
EBITDA	(1,191)	(893)	(7,717)	(3,399)
Costs related to the cancellation of Fitzgeralds Black Hawk sale (8)	-	-	2,257	-
Adjusted EBITDA	$(1,191)	$(893)	$(5,460)	$(3,399)

Majestic Investor Holdings
Net loss	$(2,085)	$(536)	$(3,713)	$(2,585)
Interest income	(6)	-	(23)	(2)
Interest expense	427	475	1,851	1,898
Depreciation and amortization	61	69	270	278
EBITDA	(1,603)	8	(1,615)	(411)
Loss on bond redemption (9)	1,595	-	1,595	-
Adjusted EBITDA	$(8)	$8	$(20)	$(411)

Consolidated
Net (loss) income (5)	$(4,562)	$604	$(5,302)	$5,019
Interest income	(151)	(83)	(332)	(111)
Interest expense (6)	8,375	7,270	30,530	28,642
Depreciation and amortization (7)	5,823	4,460	22,632	17,985
Non-operating expenses (1)	12	33	127	202
EBITDA	9,497	12,284	47,655	51,737
Loss on BHR (2)	534	611	2,355	2,465
Retroactive property tax charge (3)	-	(271)	-	1,886
Loss on bond redemption (9) (10)	3,688	-	3,688	-
Costs related to cancellation of Fitzgeralds Black Hawk sale (8)	-	-	2,257	-
Adjusted EBITDA	$13,719	$12,624	$55,955	$56,088

Notes:
(1)	Non-usage fees on the Company’s credit facility.
(2)	Represents depreciation expense from the Company’s investment in Buffington Harbor Riverboats, LLC prior to December 21, 2005.
(3)
Non-recurring real property tax liability related to 2002 and 2003, accrued in the first quarter of 2004 in the amount of $2,234,503 and adjusted downward by $76,794 in the third quarter of 2004 and further adjusted downward by $271,284 in the fourth quarter of 2004.

(4)	Represents operating activities of Majestic Star II, BHR and BHPA from December 21, 2005 through December 31, 2005.
(5)
Includes $0.2 million of interest expense and $20,000 of amortization expense related to the pushdown of interest expense on Majestic Holdco’s Discount Notes and the amortization of financing costs related to the issuance of Majestic Holdco’s Discount Notes.

(6)	Includes $0.2 million of interest expense related to the pushdown of interest expense on Majestic Holdco’s Discount Notes.
(7)	Includes $20,000 of amortization of expense related to the issuance costs of Majestic Holdco’s Discount Notes.
(8)	Charge incurred due to the mutual termination of the sale of substantially all the assets of Fitzgeralds Black Hawk.
(9)
Charge for the redemption and defeasance of Majestic Investor Holdings, LLC $16.3 million of notes. Charge represents the premium to call the notes, interest during the call period and the write-off of unamortized financing costs and original issue discount.

(10)
Charge for refinancing the debt associated with construction of the parking garage owned by Buffington Harbor Parking Associates. The charge represents the write-off of unamortized financing costs and original issue discount.

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THE MAJESTIC STAR CASINO, LLC ANNOUNCES SOLID
FOURTH QUARTER AND YEAR END 2005 RESULTS

Reconciliation of Pro Forma Net Loss to Pro Forma EBITDA and Pro Forma Adjusted EBITDA
For the Year Ended December 31, 2005

Combined Majestic/
(in thousands)	Trump Indiana
Pro Forma
Net loss (1)	$(2,644)
Interest income	(546)
Interest expense (2)	51,523
Interest expense-debt pushdown from Majestic Holdco (3)	6,567
Depreciation and amortization (4)	35,319
Amortization expense-debt pushdown from Majestic Holdco (5)	514
Non-operating expenses	127
EBITDA	$90,860
Costs related to the cancellation of Fitzgeralds Black Hawk sale	2,257
Trump Indiana property tax adjustment (6)	(513)
Adjusted EBITDA	$92,604

Notes:
(1)
Includes the net loss of The Majestic Star Casino, LLC for the year ended December 31, 2005, including the eleven days of operations of Majestic Star II, and the net income of Trump Indiana for the period January 1, 2005 through December 20, 2005, as derived from the internal financial statements of Trump Indiana, all of which are unaudited. Net income gives pro forma affect to the acquisition of Trump Indiana, including its 50% interest in BHR and BHPA, the redemption of Majestic Investor Holdings, LLC’s notes and the refinancing of the BHPA debt and certain other refinancing transactions. Pro forma affect is also given to the contribution of AMB Parking LLC’s interest in BHPA to the Company.

(2)
Gives pro forma affect to the issuance of $40.0 million of 9 ½% senior secured notes (“Additional Senior Secured Notes”) and $200.0 million of 9 ¾% senior notes (“Senior Notes”) as if such notes were issued on January 1, 2005.

(3)	Gives pro forma affect to the issuance and pushdown of interest expense on the Discount Notes of Majestic Holdco as if such notes were issued on January 1, 2005.
(4)
Gives pro forma affect to the value of the depreciable and amortizable tangible and intangible assets acquired in the Trump Indiana acquisition, in addition to the amortizable financing costs incurred with the issuance of the Additional Senior Secured Notes and the Senior Notes as if such transactions occurred on January 1, 2005.

(5)
Gives pro forma affect to the amortization of financing costs pushed down to the Company in conjunction with the issuance of the Majestic Holdco Discount Notes as if such Discount Notes and related financing costs were pushed down to the Company on January 1, 2005.

(6)	Adjustment to reverse the impact (on the pro forma financial results) resulting from over accruals taken for property taxes during periods prior to 2004.